Media Contact:
Sean Mahoney
C/Ph. 310.867.0670
smahoney@purebiofuels.com

Investor Relations contact:
Ina McGuinness
ICR, Inc.
Ph: 310.954.1100

FOR IMMEDIATE RELEASE

Pure Biofuels Completes Acquisition of InterPacific Oil S.A.C.’s Biodiesel Operation - Peru’s Only Biodiesel Facility

Expansion Nearing Completion and Production Targeted for February 2008

LOS ANGELES & LIMA, Peru (December 5, 2007) -- Pure Biofuels Corp. (OTC BB: PBOF), a leader in the South American biofuels industry, today announced the completion of the company’s acquisition of InterPacific Oil S.A.C.'s biodiesel production operation, Peru's largest and longest running biodiesel processor. Pure Biofuels is currently in the process of expanding the six year old biodiesel facility in order to achieve production capacity of 10 million gallons per year (MMgy). The expansion is targeted to be completed by the end of December 2007.

Pure will begin tests and preliminary production in January, and expects to be operating the facility at full capacity by the end of February 2008. The combined output of Pure’s new 52.5 MMgy facility in the Port of Callao, set for completion in the first quarter of 2008, and the InterPacific Oil biodiesel facility will exceed 60 MMgy, making Pure Biofuels one of Latin America’s largest producers of biodiesel.

About InterPacific Oil
InterPacific Oil was Peru’s first biodiesel producer, having commenced operations in 2002. Since then, InterPacific has produced more than 30 million gallons of biodiesel and sold it into local distribution. Luis Goyzueta, who helped pioneer the biofuel industry in Peru, opened the InterPacific Oil biodiesel operation and operated the facility as its General Manager for the last six years. He is one of Latin America’s most experienced biodiesel executives. In 2006, he left InterPacific Oil to found Pure Biofuels and shortly thereafter proposed the acquisition of his former operation.

About Pure Biofuels Corporation
Pure Biofuels is committed to becoming a leader in Latin America's rapidly emerging biofuels industry. Pure Biofuels' flagship project, the Callao Port biodiesel refinery near Lima, Peru, is scheduled to commence production during the first quarter of 2008. The Callao Port refinery will process biodiesel from crude palm oil feedstock. Pure Biofuels has secured memorandums of understanding with local fuel distributors for all of Callao Port's annual biodiesel production. The company believes Peru’s economic growth and expansion, which includes a more than doubling of foreign direct investment in the country to $3.5 billion in 2006, adds to Peru’s promise as an attractive geography for alternative fuel production and development. For more information about Pure Biofuels, please visit: www.purebiofuels.com

About Biodiesel
Biodiesel is a clean and renewable energy source derived from vegetable oil that can be used in unmodified diesel engines. Biodiesel improves overall engine performance, is 100% compatible with existing diesel vehicles and infrastructure, and has proven reliable in over 50 million miles of road testing. Biodiesel significantly reduces harmful exhaust emissions, which contribute to global warming; is non-toxic at any level; and is the first and only fuel to have passed the Clean Air Act. The United Nations expects biofuels to account for a full 25% of world energy needs by 2025.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, regarding the construction of the Callao Port refinery. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (i) Pure Biofuels’ ability to raise the necessary capital to complete construction of the biodiesel refinery; (ii) Pure Biofuels’ ability to obtain any necessary government, regulatory or other permits or approvals; (iii) Pure Biofuels’ ability to operate effectively in a highly competitive industry with many participants; (iv) Pure Biofuels’ ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; (v) Pure Biofuels’ ability to protect its intellectual property rights and exposure to infringement claims by others; (vi) Pure Biofuels’ ability to operate the biodiesel refinery, if and when construction is completed, efficiently, without work stoppages, labor disputes, equipment/mechanical break-downs, political, economic and social unrest and in compliance with new governmental regulations; (vii) Pure Biofuels’ ability to comply with environmental, health and safety laws; and (viii) Pure Biofuels’ ability to negotiate binding agreements for the sale of biodiesel, if and when production commences. These forward-looking statements are made as of the date of this news release and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the company's periodic reports filed from time to time with the SEC and available at www.sec.gov.

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